UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021 (March 9, 2021)

WAITR HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Jefferson Street, Suite 200 Lafayette, Louisiana		70501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 534-6881

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2021, Waitr Holdings Inc. (the “Company”) and its wholly-owned subsidiary Dude Delivery, LLC entered into a definitive agreement to acquire substantially all of the assets of Dude Holdings LLC (“Delivery Dudes”), a third-party delivery business primarily serving the South Florida market, for $11.5 million in cash, subject to certain purchase price adjustments, and 3,562,577 shares of the Company’s common stock (the “Delivery Dudes Acquisition”). Based on the average volume weighted average price of the Company’s common stock for the five (5) consecutive trading days prior to March 9, 2021, the aggregate consideration for the Delivery Dudes Acquisition is approximately $23 million. The Delivery Dudes Acquisition closed on March 11, 2021.

In addition, on March 9, 2021, the Company entered into Amendment No. 4 to that certain Credit and Guaranty Agreement, dated as of November 15, 2018, among Waitr Inc., Waitr Intermediate Holdings, LLC, Luxor Capital, LLC, Luxor Capital Group, LP, and the lenders from time to time party thereto (as amended, the “Credit and Guaranty Agreement”), and Amendment No. 4 to that certain Credit Agreement, dated as of November 15, 2018, among the Company, Luxor Capital, LLC, Luxor Capital Group, LP and the lenders from time to time party thereto (as amended, the “Credit Agreement” and together with the Credit and Guaranty Agreement, the “Amended Loan Agreements”). The Credit and Guaranty Agreement and Credit Agreement originally included a $10 million threshold for Permitted Acquisitions (as defined in such agreements). The Amended Loan Agreements provide for the Delivery Dudes Acquisition being included in the definition of Permitted Acquisition and for other acquisitions consummated after March 9, 2021 and on or prior to December 31, 2021, with aggregate purchase price consideration not to exceed $20 million, included in the definition of Permitted Acquisitions.

Additionally, pursuant to Amendment No. 4 to the Credit and Guaranty Agreement, the Company shall prepay the term loan under the Credit and Guaranty Agreement in an aggregate amount equal to $15 million no later than March 16, 2021. Following such prepayment, the Company expects to have $84 million of outstanding indebtedness under the Amended Loan Agreements.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Loan Agreements and prepayment of the term loan thereunder is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the 3,562,577 shares of Company common stock in connection with the Delivery Dudes Acquisition is incorporated herein by reference. The shares of common stock will not be registered under the Securities Act of 1933, in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

On March 9, 2021, the Company issued a press release announcing the Delivery Dudes Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAITR HOLDINGS INC.

Date: March 12, 2021	By:	/s/ Thomas C. Pritchard
Name: Thomas C. Pritchard
Title: General Counsel

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